U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009

Freedom Environmental Services, Inc.
 (Name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53388	56-2291458
(Commission File Number)	(I.R.S. Employer Identification No.)

5036 Dr. Phillips Blvd. #306
Orlando, Florida 32819

(407) 658-6100
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Freedom Environmental Services, Inc., a Nevada corporation.

Item 4.01 Changes in Registrant's Certifying Accountant.

On May 13, 2009, Tarvaran, Askelson & Company, LLP ("TAC") was appointed as the independent auditor for Freedom Environmental Services, Inc., commencing with the quarter ending March 31, 2009, and Lawrence Scharfman & Co. CPA P.A. ("LSC") was dismissed as the independent auditors for the Company as of May 14, 2009. LSC was engaged on April 2, 2009.   The decision to change auditors was approved by the Board of Directors on May 13, 2009.

The report of LSC on the financial statements for year ended December 31, 2008 did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

“As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $378,081 and a working capital deficit of $405,362 at December 31, 2008. While the Company is continuing to increase sales, other sources of revenue will be necessary for the current year. Management may attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue.”

During the Company's two most recent completed fiscal years and through the date of dismissal, there were no disagreements with LSC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of LSC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports with respect to the financial statements of the Company.

During the Company's two most recent completed fiscal years and through the date of dismissal, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company except that after TAC was engaged, TAC identified and expressed concerns relating to control deficiencies (as disclosed in our Form 10-Q for the quarter ended March 31, 2009) that a) the employment agreements which were entered into by our company with two of our officers during the year ended December 31, 2008; and which we were required to accrue for both compensation and related payroll taxes for these two officers, and for which we did not properly accrue for such expenditures for the year ended December 31, 2008; b) the convertible promissory notes agreements which were entered into by us with two related parties during the year ended December 31, 2008; and which we were required to account for the beneficial conversion features of the promissory notes consistent with the agreements, and for which we did not properly account for such beneficial conversion features for the year ended December 31, 2008.

TAC audit report in our amended Form 10-K No. 1 further identified and expressed concerns to control deficiencies as disclosed in our Form concerns relating to control deficiencies. TAC identified the following in its restated financial statements:

On June 30, 2008 the Company issued stock for consulting fees to the former chairman of the Company and other former officers of the Company. The Company did not consider the cost of these 12,746,444 shares.  Accordingly $6,373,222 was added as compensation expense related to the issuance of the the stock and are reflected in the restated financial statements for the year ended December 31, 2008.

On December 15, 2008 the Company entered into employment agreements with the Company’s two officers for the annual amount of $185,000 and $165,000, respectively. The employment agreements under the reference “Term” specifically set forth that the agreements were to be retroactive to January 1, 2008  “this agreement will be retroactive to January 1, 2008.” The Company did not accrue any compensation expenses consistent with the provisions of the agreements. Further the Company did not accrue related payroll tax liability which would have also been required. Accordingly $350,000 was added as accrued compensation liability and $15,606 was added as accrued payroll tax liability in the restated financial statements for the year ended December 31, 2008.

The Company entered into the $95,000 convertible promissory note as a result of a related party company because it had a lack of sufficient capital to pay for its employees and the related party entity; which was owned by the chief executive officer, made direct payments to an employee of the Company for services the employee was performing on behalf of the Company. During the year ended December 31, 2008 the Company did not record the compensation expense related to the services performed by the employee and also did not record the liability which the company was responsible for as a result of the convertible promissory note in the amount of $95,000. The restated financial statement for the year ended December 31, 2008 has taken into account the compensation expense and liability to the related party in the amount of $95,000.

The Company entered into a vehicle lease agreement with Ford Credit. During the year ended December 31, 2008 the Company had incorrectly capitalized the vehicle lease. The restated financial statement for the year ended December 31, 2008 has reflected the adjustment in the amount of $21,540 to expense the asset previously recorded incorrectly.

During the year ended December 31, 2008 the Company incorrectly reflected accounts receivable balances of $191,843 which took into account undeposited funds and other trade receivables. The restated financial statements for the year ended December 31, 2008 has reflected accounts receivable balance of $2,675 which took into account expensing $189,168 in undeposit fund which could not be supported and other write off and reserve of trade receivables which were deemed uncollectible or at risk for uncollectibility.

During the year ended December 31, 2008 the Company incorrectly reflected various other transactions which would have reflected an additional cumulative amount of approximately $38,554 in expenses related to properly recording depreciation expense, booking of a capital lease for equipment with U.S. Bancorp Manifest Funding Services and related correction of depreciation expense, as well as property recording of consulting and compensation expense. The restated financial statements for the year ended December 31, 2008 has reflected the proper recording of the expenses set forth in the cumulative amount of approximately $38,554.

On December 11, 2008 the Company entered into two convertible promissory note with two related parties in the amount of $600,000 and $95,000 respectively. The two agreements afforded the holder an option on the date of inception of the agreement to convert the note into shares of the Company’s common stock equal to 50% of the market price of the corporation common stock on the date of the conversion. The Company did not consider beneficial conversion features of the convertible promissory note. Accordingly $388,250 was added as interest expense related to the beneficial conversion feature in the restated financial statements for the year ended December 31, 2008.

The Company entered various convertible notes and advance agreements with the Company’s officers and shareholders. During the year ended December 31, 2008 the Company had not fully considered the interest expense related to the note and advance agreements. The restated financial statement for the year ended December 31, 2008 has reflected additional interest expense in the amount of $24,400.

The following were corrections made to the Company statement of operations for the year ended December 31, 2008:

	As	Restatement	As
	Originally Presented	Adjustment	Restated
Revenue	293,584	(460)	293,124
Cost of Sales	147,251	5,351	152,602
Gross Profit	146,333	5,811	140,522
Selling general and administrative	509,536	7,078,199	7,587,735
Net loss before other income and expense	(363,203)	(7,084,010)	(7,447,213)
Interest Expense	10,702	412,650	423,352
Net Loss	(373,905)	(7,496,660)	(7,870,565)

The Company and its newly appointed independent registered public accounting firm also identified that the beginning balances of the statement of equity were also not accurately stated. Specifically, the primary concern was that the audit report issued by the prior auditor on October 17, 2008, for the year ended December, 31 2007 set forth that 35,157,908 common shares were issued and outstanding as of December 31, 2007. However, the transfer agent report set forth that 50,136,668 common shares were issued and outstanding. The prior year auditor report which was reissued on September 2, 2009 and which is set forth in this form 10-K has taken into account the corrections required to present fairly, in all material respects, the consolidated financial position of Freedom Environmental Services, Inc. and subsidiary as of December 31, 2007 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

During the Company's two most recent completed fiscal years and through the date of engagement, the Company did not consult with TAC with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

On August 11, 2009, the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Lawrence Scharfman CPA PA because of the deficiencies in the conduct of certain of its audits and its procedures. You can find a copy of the order at http: http://www.pcaobus.org/Enforcement/Disciplinary Proceedings/2009/0811 Scharfman.pdf

As Lawrence Scharfman CPA PA is no longer registered with the PCAOB, we may not include Lawrence Scharfman CPA PA's audit reports or consents in our filings with the Securities and Exchange Commission.

The Company has furnished a copy of this Report to LSC and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. LSC has not responded and any letter received will be submitted  as Exhibit 16.1 in an amended Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freedom Environmental Services, Inc.

Date: September 23, 2009	By: /s/ Michael S. Borish
Michael S. Borish
Chairman, Chief Executive Officer (Principle Executive Officer), Acting Chief Financial officer (Principal Accounting Officer)